SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1999

                                   AEIRE Corp.
                                   ----------
             (Exact name of registrant as specified in its charter)


       Massachusetts                    1-7404             04-2156392
-----------------------------      ----------------      --------------
(State or other jurisdiction       (Commission File      (IRS Employer
    of incorporation)                   Number)          Identification
                                                              No.)


c/o Milgo Solutions, 1691 N. Harrison Parkway, Sunrise, Florida         33323
---------------------------------------------------------------      -----------
           (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 954-846-3463


                             Alden Electronics, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.   Other Events.
------    ------------

     On April 15, 1999, the Class B Voting Stockholders of AEIRE Corp., formerly known as Alden Electronics, Inc. (the "Company"), approved the liquidation and dissolution of the Company. Since the sale of the Company's operating assets in January, 1997, the Company has not engaged in operations other than the sale of its real estate holdings in July, 1997 and the management of its contractual obligations arising from the divestiture of its operating assets. As part of the liquidation process, the Company intends to file a petition with the Massachusetts State court for early liquidation of the Company's assets.

     The Company anticipates that the net assets available for distribution to its stockholders will be approximately $930,000, although there can be no assurance as to such amount since the final liquidation amount will not be determined until the remaining liabilities of the Company are fixed in amount and discharged, costs of the liquidation and the court proceeding are finalized, amounts are reserved for contingent liabilities of the Company and a final liquidation order is issued by the State court.

     As of April 15, 1999, there were 25,000 shares of Class B Common Stock and 2,010,385 shares of Class A Common Stock outstanding. The Company's Class B Common Stock has sole voting rights unless more than 5,000 shares of Class B Common Stock are converted into Class A Common Stock, at which time the holders of Class A Common Stock will have sole voting rights. In addition, each share of Class B Common Stock is convertible at any time into 7 shares of Class A Common Stock. Before conversion, holders of the Class B Common Stock would participate on a share-for-share basis with holders of the Class A Common Stock in a liquidation of Company assets.

     As of April 27, 1999, stockholders holding more than 5,000 shares of the Company's Class B Common Stock had elected to convert such shares into the Company's Class A Common Stock, resulting in the Class A Common Stock having sole voting rights.

     Information and statements in this report, other than historical information, should be considered forward-looking and reflect management's current views of future events that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated or forecasted. Factors that could cause actual results to differ materially include, without limitation, the final determination and discharge of the Company's liabilities, the costs of liquidation, the number of shares of Class B Common Stock actually converted and the duration, cost and outcome of the State court liquidation proceeding. The Company assumes no obligation to update forward-looking statements.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AEIRE Corp. f/k/a
                              Alden Electronics, Inc.


Date:  April 27, 1999         By: /s/ Robert J. Wentworth
                                  ------------------------------------
                                  Robert J. Wentworth, President
                                  and Treasurer








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